Exhibit (g)(xii)

APPENDIX A

TO

MASTER ACCOUNTING SERVICES AGREEMENT

March 3, 2012

LIST OF FUNDS

CHARLES SCHWAB FAMILY OF FUNDS

Schwab California Municipal Money Fund
Schwab New York AMT Tax-Free Money Fund
Schwab Massachusetts AMT Tax-Free Money Fund
Schwab Pennsylvania Municipal Money Fund
Schwab New Jersey AMT Tax-Free Money Fund
Schwab Municipal Money Fund
Schwab Value Advantage Money Fund
Schwab Value Advantage Money Fund-Institutional Prime Shares
Schwab Investor Money Fund
Schwab Retirement Advantage Money Fund
Schwab AMT Tax-Free Money Fund
Schwab California AMT Tax-Free Money Fund
Schwab Money Market Fund
Schwab Government Money Fund
Schwab U.S. Treasury Money Fund
Schwab Cash Reserves Fund
Schwab Advisor Cash Reserves Fund

SCHWAB INVESTMENTS

Schwab Total Bond Market Fund
Schwab Short-Term Bond Market Fund
Schwab Tax-Free Bond Fund TM
Schwab California Tax-Free Bond Fund
Schwab 1000 Index Fund
Schwab GNMA Fund
Schwab Inflation Protected Fund
Schwab Global Real Estate Fund
Schwab Premier Income Fund

SCHWAB CAPITAL TRUST

Schwab MarketTrack All Equity Fund
Schwab MarketTrack Growth Fund
Schwab MarketTrack Balanced Fund
Schwab MarketTrack Conservative Fund
Schwab Balanced Fund
Laudus Small-Cap MarketMasters Fund
Laudus International MarketMasters Fund
Schwab Total Stock Market Index Fund
Schwab Core Equity Fund
Schwab S&P 500 Index Fund
Schwab Small Cap Index Fund
Schwab International Index Fund
Schwab Financial Services Fund
Schwab Health Care Fund
Schwab Monthly Income Fund Moderate Payout
Schwab Monthly Income Fund Enhanced Payout

Schwab Monthly Income Fund Maximum Payout
Schwab Hedged Equity Fund
Schwab Small Cap Equity Fund
Schwab Dividend Equity Fund
Schwab Premier Equity Fund
Schwab Target 2010 Fund
Schwab Target 2015 Fund
Schwab Target 2020 Fund
Schwab Target 2025 Fund
Schwab Target 2030 Fund
Schwab Target 2035 Fund
Schwab Target 2040 Fund
Schwab Large Cap Growth Fund
Schwab Fundamental US Large Company Index Fund
Schwab Fundamental US Small-Mid Company Index Fund
Schwab Fundamental International Large Company Index Fund
Schwab Fundamental Emerging Markets Index Fund
Schwab Fundamental International Small-Mid Company Index Fund
Schwab International Core Equity Fund

SCHWAB ANNUITY PORTFOLIOS

Schwab MarketTrack Growth Portfolio II
Schwab Annuity Money Market Portfolio
Schwab S&P 500 Index Portfolio
Schwab VIT Balanced Portfolio
Schwab VIT Balanced with Growth Portfolio
Schwab VIT Growth Portfolio

SCHWAB STRATEGIC TRUST

Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF

IN WITNESSTH WHEREOF, each of the parties hereto has caused this Schedule A to be executed in its name and on behalf of each such Fund/Portfolio.

EACH FUND/PORTFOLIO SET FORTH ON THIS APPENDIX A

By:	/s/ George Pereira
George Pereira
Title:	Treasurer and Principal Financial Officer

STATE STREET BANK and TRUST COMPANY

By:	/s/
Title: